Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

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PCAOB REGISTERED

August 06, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Re: YA ZHU SILK, INC.

Dear Sirs:

We were previously the principal auditors for YA ZHU SILK, INC. and we reported on the financial statements of YA ZHU SILK, INC. for the period from inception, July 22, 2008 to May 31, 2009. We have read YA ZHU SILK, INC.'s statements under Item 4 of its Form 8-K, dated August 06, 2009, and we agree with such statements.

For the most recent fiscal period through to August 06, 2009, there have been no disagreements between YA ZHU SILK, INC. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

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Moore & Associates, Chartered

Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146

(702) 253-7499 Fax (702) 253-7501